Exhibit 10.3

EXECUTION VERSION

February 17, 2016

Advanced Drainage Systems, Inc.

4640 Trueman Blvd.

Hilliard, OH 43026

Re:	Amendment No. 10 and Consent to Amended and Restated Private

Shelf Agreement

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Private Shelf Agreement, dated as of September 24, 2010, as amended by that certain Amendment No. 1 to Amended and Restated Private Shelf Agreement dated December 12, 2011, Limited Waiver and Amendment No. 2 to Amended and Restated Private Shelf Agreement dated March 9, 2012, Amendment No. 3 to Amended and Restated Private Shelf Agreement dated March 30, 2012, Amendment No. 4 to Amended and Restated Private Shelf Agreement dated April 26, 2013, Amendment No. 5 to Amended and Restated Private Shelf Agreement dated June 12, 2013, including the Supplement thereto dated June 24, 2013, Amendment No. 6 to Amended and Restated Private Shelf Agreement dated September 23, 2013, Amendment No. 7 to Amended and Restated Private Shelf Agreement dated December 31, 2013, Amendment No. 8 and Limited Waiver to Amended and Restated Private Shelf Agreement dated August 21, 2015 and Amendment No. 9 and Consent to Amended and Restated Private Shelf Agreement (“Amendment No. 9”) dated December 28, 2015 (as so amended, the “Note Agreement”), between Advanced Drainage Systems, Inc., a Delaware corporation (the “Company”), on one hand, and PGIM, Inc. (formerly known as Prudential Investment Management, Inc.) (“Prudential”) and each other Prudential Affiliate as therein defined which becomes bound by certain provisions thereof as therein provided, on the other hand. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement.

Pursuant to Amendment No. 9, Prudential and the holders of the Notes have, among other things, (A) extended the time for the delivery of (i) the audited financial statements of the Company for the fiscal year ended on March 31, 2015, certified by independent certified public accountants in accordance with paragraph 5A(ii) of the Note Agreement (the “2015 Audited Financial Statements”) until January 31, 2016, (ii) the financial statements of the Company for the fiscal quarter ended on June 30, 2015, to be delivered in accordance with paragraph 5A(i) of the Note Agreement (the “Q1 Quarterly Financial Statements”) until January 31, 2016 and (iii) the financial statements of the Company for the fiscal quarter ended on September 30, 2015, to be delivered in accordance with paragraph 5A(i) of the Note Agreement (the “Q2 Quarterly Financial Statements”) until January 31, 2016, (B) extended (i) the time by which the Excess Leverage Fee, if any, shall be calculated and paid relating to the fiscal quarters ended on March 31, 2015, June 30, 2015, and September 30, 2015, and (ii) the time for delivery of the Officer’s Certificate pursuant to the last sentence of the definition of “Leverage Ratio” in the Note Agreement, in each case, relating to the fiscal quarters ended on March 31, 2015, June 30, 2015, and September 30, 2015, and (C) permitted the Company to characterize the Fleet Leases and Aircraft Leases as operating leases for the fiscal quarters ended on March 31, 2015, June 30, 2015, and September 30, 2015 solely for the purposes of paragraph 5M of the Note Agreement if the Company delivers an Officer’s Certificate pursuant to the last sentence of the definition of “Leverage Ratio” in the Note Agreement (i) relating to the fiscal quarter ended on September 30, 2015 by February 10, 2016 and (ii) relating to the fiscal quarters ended on each of March 31, 2015 and June 30, 2015 by no later than the earlier of (x) the date on which the Company delivers the financial statements required by paragraph 5A of the Note Agreement for each such fiscal year or fiscal quarter, as applicable, and (y) March 2, 2016.

The Company has requested that Prudential and the holders of Notes (A) amend the Note Agreement as set forth herein, (B) extend the time for the delivery of the 2015 Audited Financial Statements, the Q1 Quarterly Financial Statements and the Q2 Quarterly Financial Statements until April 1, 2016, (C) extend the time for delivery of the financial statements of the Company for the fiscal quarter ended on December 31, 2015, to be delivered in accordance with paragraph 5A(i) of the Note Agreement (the “Q3 Quarterly Financial Statements”) until April 1, 2016, (D) modify the deadline for delivery of the Officer’s Certificate pursuant to the last sentence of the definition of “Leverage Ratio” in the Note Agreement, in each case, relating to the fiscal quarters ended on March 31, 2015, June 30, 2015 and September 30, 2015 to the earlier of (a) the date on which the Company delivers the financial statements required by paragraph 5A of the Note Agreement for each such fiscal year or fiscal quarter, as applicable, and (b) April 1, 2016 (such earlier date, the “Extension Date”), and (E) consent to the ESOP Dividend (as defined below), and Prudential and the holders of the Notes executing this letter agreement are willing to agree to such requests on the terms and conditions set forth herein.

Accordingly, and in accordance with the provisions of paragraph 11C of the Note Agreement, the parties hereto agree as follows:

SECTION 1. Amendments. From and after the Effective Date (as defined in Section 4 hereof), the parties hereto agree that the Note Agreement is amended as follows:

1.1. Paragraph 10B of the Note Agreement is hereby amended by inserting or amending and restating, as the case may be, the following definitions:

“Leverage Ratio” shall mean ratio of consolidated total Indebtedness of the Company and its Subsidiaries (excluding (i) any Indebtedness arising from reimbursement obligations (contingent or otherwise) under standby letters of credit in an aggregate amount not exceeding $10,000,000 and (ii) obligations with respect to interest rate swaps, fuel hedges and other commodity hedging arrangements and related marked-to-market liabilities, but including termination obligations arising by reason of the termination or close out of such interest rate swaps, fuel hedges and other commodity hedge arrangements the value of which being determined as of such time of such termination or close out in accordance with the terms of such agreements) to Consolidated EBITDAE, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended. In connection with the Transaction Parties’ financial statements characterizing the Fleet Leases and Aircraft Leases as capital leases, for purposes of this Agreement the calculation of the Leverage Ratio resulting from such characterization shall only apply to the Leverage Ratio as calculated at the fiscal year ended on March 31, 2015 and at the end of each fiscal quarter thereafter. For the purposes of paragraph 5M of the Note Agreement only, the Leverage Ratio for the fiscal quarters ended on or before September 30, 2015 (but not any fiscal period ending thereafter) shall be calculated by characterizing the Fleet Leases and the Aircraft Leases as operating leases provided that such characterization shall only apply to the fiscal quarters ended on (a) March 31, 2015, June 30, 2015 and September 30, 2015 if the holders of the Notes receive an Officer’s Certificate no later than the earlier of (x) the date on which the Company delivers the financial statements required by paragraph 5A of the Note Agreement for each such fiscal year or fiscal quarter, as applicable, and (y) April 1, 2016 demonstrating (with computations in reasonable detail) that such Leverage Ratios did not exceed (I) 3.00 to 1.00 for the fiscal quarter ended on March 31, 2015 and (II) 3.15 to 1.00 for the fiscal quarters ended on June 30, 2015 and September 30, 2015.

1.2. Paragraph 5M of the Note Agreement is hereby amended and restated in its entirety to read as follows:

5M. Excess Leverage Fee. If the Leverage Ratio as of the end of any fiscal quarter is greater than 3.00 to 1.00, then, in addition to accruing interest on the Notes, the Company agrees to pay each holder of a Note a fee (the “Excess Leverage Fee”) on the daily average outstanding principal amount of such Note during such fiscal quarter at a rate per annum of 2.00%, provided that, with respect to the fiscal quarters ended on each of June 30, 2015 and September 30, 2015, if the 2015 Audited Financial Statements are delivered to each Significant Holder on or prior to April 1, 2016, the Excess Leverage Fee shall not be payable for such fiscal quarter unless the Leverage Ratio as of June 30, 2015 or September 30, 2015, as applicable, was greater than 3.15 to 1.00. The Excess Leverage Fee with respect to each Note for any fiscal quarter shall be calculated on a rate per annum on the same basis as interest on such Note is calculated and shall be paid in arrears on the 45th day after the end of such fiscal quarter. The payment of any Excess Leverage Fee shall not constitute a waiver of any Default or Event of Default. If for any reason the Company fails to deliver the financial statements required by paragraph 5A hereof for a fiscal quarter by the date the Excess Leverage Fee, if any, would be payable for such fiscal quarter, the an Excess Leverage Fee shall be payable for such fiscal quarter.

SECTION 2. Consents. Effective upon the Effective Date:

(a) Prudential and the holders of Notes party hereto consent to an extension of the time period within which the Company is required to deliver the 2015 Audited Financial Statements, the Q1 Quarterly Financial Statements, the Q2 Quarterly Financial Statements and the Q3 Quarterly Financial Statements, and, in each case, the compliance certificate related thereto pursuant to the penultimate sentence of paragraph 5A of the Note Agreement, until April 1, 2016, and hereby waive any Default or Event of Default resulting solely from the Company’s failure to comply with paragraphs 5A(i) and 5A(ii) of the Note Agreement within the time periods previously provided. If the Company fails to deliver the 2015 Audited Financial Statements, the Q1 Quarterly Financial Statements, the Q2 Quarterly Financial Statements and the Q3 Quarterly Financial Statements to each Significant Holder on or before 11:59 P.M. New York City time on April 1, 2016, such Default shall constitute an Event of Default without regard to any grace period otherwise provided with respect to violations of paragraph 7A(vi) of the Note Agreement.

(b) Notwithstanding anything to the contrary contained in the Note Agreement or any prior consent under the Note Agreement, the Excess Leverage Fee, if any, for the fiscal quarters ended on March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015 shall be calculated and paid for each such fiscal quarter on or prior to the Extension Date.

(c) On May 6, 2015, the Company declared a cash dividend of $0.0195 per share for payment to the ESOP on March 31, 2016 with respect to the preferred shares of the Company held in the ESOP (the “ESOP Dividend”). Subsequent to the declaration of the ESOP Dividend, the Company was prohibited by paragraph 6F of the Note Agreement from remaining liable to pay the ESOP Dividend as a result of the existence of a Default. Pursuant to the Company’s request, Prudential and the holders of the Notes party hereto hereby waive any Default or Event of Default resulting solely from the Transaction Parties’ non-compliance with paragraph 6F of the Note Agreement with respect to the Company remaining liable to pay the ESOP Dividend.

(d) The foregoing consents are limited to the specific provisions referenced above and do not constitute a consent to the non-compliance with any other provision of the Note Agreement or any other Transaction Document, nor do such consents indicate any agreement on the part of Prudential or any holder of a Note to grant any such consent in the future, and the foregoing limited waiver shall be limited precisely as written and shall relate solely to the Note Agreement in the manner and to the extent described herein, and nothing in this letter agreement shall be deemed to (i) constitute a consent to or waiver of any Defaults or Events of Default existing under the Note Agreement or the other Transaction Documents (other than in the manner and to the extent described in the foregoing limited waiver), or (ii) prejudice any right or remedy that Prudential or any holder of any Note may now have (after giving effect to the foregoing limited waiver) or may have in the future under or in connection with the Note Agreement or any other Transaction Document.

SECTION 3. Representations and Warranties. The Company represents and warrants to Prudential and each holder of a Note that (i) the execution and delivery of this letter agreement has been duly authorized by all necessary corporate action on behalf of the Company and each Guarantor, (ii) this letter agreement has been executed and delivered by a duly authorized officer of the Company and each Guarantor, (iii) the Company and each Guarantor has obtained all authorizations, consents, and approval necessary for the execution, delivery and performance of this letter agreement and such authorizations, consents and approval are in full force and effect, (iv) since March 31, 2015, no Material Adverse Effect shall have occurred with respect to the Company or any of the Guarantors and (v) after giving effect hereto (a) each representation and warranty set forth in paragraph 8 of the Note Agreement is true and correct as of the date of the execution and delivery of this letter agreement by the Company with the same effect as if made on such date (except to the extent that such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date and except that the representation and warranty set forth in: (1) paragraph 8D shall be interpreted to be addressing only the Company and its Material Subsidiaries, (2) paragraph 8F shall be interpreted to be addressing only the Company and its Material Subsidiaries and (3) paragraph 8Q shall be interpreted to be addressing only the Company and the Guarantors), (b) no Event of Default or Default exists and (c) neither the Company nor any Subsidiary has paid or agreed to pay, and the Company and its Subsidiaries will not pay or agree to pay, any fees or other consideration to the Bank Agent, any Bank or any lender under the Mexicana Credit Agreement for or with respect to the amendments to the Credit Agreement or the Mexicana Credit Agreement referred to in Section 4.2 below other than (x) the legal fees paid to counsel for the Banks, Bank Agent and such lenders, (y) the amendment fee referred to in Section 5 of the amendment to the Credit Agreement referred to in Section 4.2(a) below and (z) the arrangement fee referred to in Section 1(a) of the Fee Letter, dated as of February 17, 2016, by and among PNC Bank, National Association, PNC Capital Markets LLC and the Company.

SECTION 4. Conditions Precedent. The amendments in Section 1 and consents in Section 2 of this letter agreement shall become effective on the date (the “Effective Date”) that each of the following conditions has been satisfied:

4.1. Documents. Prudential and each holder of a Note shall have received counterparts of this letter agreement executed by Prudential, the Required Holder(s), the Company and each Guarantor.

4.2. Credit Agreement and Mexicana Credit Agreement. Prudential and each holder of a Note shall have received an executed copy of a consent to each of (a) the Credit Agreement and (b) the Mexicana Credit Agreement, each in form and substance consistent with the terms set forth herein and satisfactory to Prudential and the Required Holder(s).

4.3. Amendment Fee. The Company shall have paid an amendment fee in the aggregate principal amount of $50,000, paid to each holder of a Note pro rata in proportion to the respective outstanding principal amount of Notes held by such holder as of the Effective Date, which payment shall be made in the same manner and to the same accounts as for payments of interest pursuant to the Note Agreement.

4.4. Representations. All statements set forth in Section 3 shall be true and correct as of the Effective Date, except to the extent that any such statement expressly relates to an earlier date (in which case such statement was true and correct on and as of such earlier date).

4.5. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this letter agreement shall be satisfactory to Prudential and each holder of a Note and its counsel, and Prudential and each holder of a Note shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

SECTION 5. Reference to and Effect on Note Agreement; Ratification of Note Agreement. Upon the effectiveness of the amendments and consents to the Note Agreement made in this letter agreement, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this letter agreement. Except as specifically set forth in Sections 1 and 2 hereof, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. Except as specifically stated in this letter agreement, the execution, delivery and effectiveness of this letter agreement shall not (a) amend the Note Agreement or any Note, (b) operate as a waiver of any right, power or remedy of any holder of a Note, or (c) constitute a waiver of, or consent to any departure from, any provision of the Note Agreement or Note at any time. Nothing contained in this letter agreement shall be construed as a course of dealing or other implication that Prudential and any holder of a Note has agreed to or is prepared to grant any consents or agree to any amendments to the Note Agreement or any Note in the future, whether or not under similar circumstances.

SECTION 6. Expenses. The Company hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by Prudential or any holder of a Note, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by Prudential or such holder of a Note in connection with this letter agreement or the transactions contemplated hereby, in enforcing any rights under this letter agreement, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter agreement or the transactions contemplated hereby. The obligations of Company under this Section 6 shall survive transfer by any holder of a Note of any Note and payment of any Note.

SECTION 7. Governing Law. THIS LETTER AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

SECTION 8. Reaffirmation. Each Guarantor hereby consents to the foregoing amendments and consents to the Note Agreement and hereby ratifies and reaffirms all of their payment and performance obligations, contingent or otherwise, under the Guaranty Agreement after giving effect to such amendments and consents. Each Guarantor hereby acknowledges that, notwithstanding the foregoing amendments and consents, that the Guaranty Agreement remains in full force and effect and is hereby ratified and confirmed. Without limiting the generality of the foregoing, each Guarantor agrees and confirms that the Guaranty Agreement continues to guaranty the Guarantied Obligations (as defined in the Guaranty Agreement) arising under or in connection with the Note Agreement or any of the Shelf Notes, as the same are amended by this letter agreement.

SECTION 9. Counterparts; Section Titles. This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this letter agreement by facsimile shall be effective as delivery of a manually executed counterpart of this letter agreement. The section titles contained in this letter agreement are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

[Signature Pages Follow]

Very Truly Yours,

PGIM, INC.

By:	/s/ David Quackenbush
Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ David Quackenbush
Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	PGIM, Inc.,
as investment manager

By:	/s/ David Quackenbush
Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/ David Quackenbush
Assistant Vice President

AMENDMENT NO. 10 AND CONSENT TO

AMENDED AND RESTATED PRIVATE SHELF AGREEMENT

Accepted and Agreed:

COMPANY:

ADVANCED DRAINAGE SYSTEMS, INC.

By:	/s/ Mark B. Sturgeon
Name:	Mark B. Sturgeon
Title:	Executive Vice President

GUARANTORS:

STORMTECH LLC
HANCOR HOLDING CORPORATION

By:	/s/ Mark B. Sturgeon
Name:	Mark B. Sturgeon
Title:	Secretary and Treasurer

AMENDMENT NO. 10 AND CONSENT TO

AMENDED AND RESTATED PRIVATE SHELF AGREEMENT